Exhibit 3.1 (iii)


FILED: C353-98
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JUNE 12 2001

                           CERTIFICATE OF AMENDMENT OF
                        THE ARTICLES OF INCORPORATION OF
                          E-AUCTION GLOBAL TRADING INC.
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

         The undersigned, being the President and Secretary of e-Auction Global Trading Inc., do hereby certify:


         1. The name of this corporation is: e-Auction Global Trading Inc.

         2. The articles of incorporation have been amended as follows:


           Article I is amended to read specifically in its entirety:


                                    ARTICLE I
                                      NAME
                                      ----

                  The name of this corporation is Aucxis Corp.

         3. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 66,350,915 shares; the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon at a meeting held 31st day of May 2001.


         4. Dated: June 5, 2001


/s/ Daniel A. McKenzie                           /s/ David W.A. Hackett
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Daniel A. McKenzie, President                    David W.A. Hackett, Secretary